Exhibit 99.1

JFC TRAVEL GROUP CO. AND SUBSIDIARY
CONSOLIDATED FINANCIAL REPORT
DECEMBER 31, 2019

To the Board of Directors
Perforce Software, Inc.

Page

INDEPENDENT AUDITOR’S REPORT    1 - 2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet    3

Consolidated Statement of Income    4

Consolidated Statement of Stockholders’ Equity (Deficit)    5

Consolidated Statement of Cash Flows    6

Notes to Consolidated Financial Statements     7 - 12

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
JFC Travel Group Co. and Subsidiary

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of JFC Travel Group Co. and Subsidiary, which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of income, stockholders’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements, (collectively, the “consolidated financial statements”).

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JFC Travel Group Co. and Subsidiary as of December 31, 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ SingerLewak LLP

March 27, 2020

JFC TRAVEL GROUP CO. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
(In thousands, except share amount and par value)

December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,548
Prepaid expenses and other	111
Total assets	2,659
Trade name	770
Total assets	$3,429

LIABILITIES AND STOCKHOLDERS'EQUITY
Current liabilities:
Accounts payable	$44
Accrued expenses and other	8
Deferred revenue	1,640
Total current liabilities	1,692
Deferred tax liabilities	162
Total liabilities	1,854
Commitments and contingencies	—
Stockholders' equity
Common stock ($0.01 par value 1,000 authorized and 500 shares issued and outstanding)	—
Additional paid-in capital	610
Retained earnings	965
Total stockholders’ equity	1,575
Total liabilities and stockholders’ equity	$3,429

JFC TRAVEL GROUP CO. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF INCOME
(In thousands)

Twelve months ended
2019
Revenues	$3,970
Cost of revenues	312
Gross profit	3,658
Operating expenses:
Sales and marketing	687
General and administrative	520
Total operating expenses	1,207
Income from operations	2,451
Interest income, net	(20)
Income before income taxes	2,471
Provision for income tax	402
Net income	$2,069

JFC TRAVEL GROUP CO. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
 (In thousands, except share amount )

	Common Stock		Additional Paid-In Capital	(Accumulated Deficit) Retained Earnings	Total Stockholders’ (Deficit) Equity
	Shares	Amount
Balances, January 1, 2019	500	$—	$609	$(753)	$(144)
Net income	—	—	—	2,069	2,069
Dividends	—	—	—	(350)	(350)
Balances, December 31, 2019	500	$—	$609	$966	$1,575

JFC TRAVEL GROUP CO. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
 (In thousands)

Twelve Months Ended
December 31, 2019
Cash flows from operating activities:
Net income	$2,069
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income tax	206
Changes in operating assets and liabilities:
Prepaid expenses and other	(107)
Accounts payable	45
Accrued expenses and other	5
Deferred revenue	658
Net cash provided by operating activities	2,876
Cash flows from financing activities:
Dividends	(350)
Net cash used in financing activities	(350)
Net increase in cash and cash equivalents and restricted cash	2,526
Cash and cash equivalents at beginning of period	22
Cash and cash equivalents at end of period	$2,548
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$303

JFC TRAVEL GROUP CO. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

JFC Travel Group Co. (the “Company”), a C Corporation, was incorporated in the State of Delaware on December 31, 2018. The Company searches the internet for bargain flights, including hidden deals and errors, and provides the information to its members. The Company charges subscription fees for upgraded membership on an annual, semi-annual or quarterly basis.

The Company has a wholly owned subsidiary Jack’s Flight Club Co. (JFCC), a Texas corporation. As discussed in Note 4, the Company acquired JFCC on December 31, 2018. JFCC was incorporated in 2017 in the State of Texas. JFCC was operating the Company’s business prior to its acquisition.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Basis of Consolidation
The consolidated financial statements incorporate the accounts of the Company and JFCC. a wholly owned subsidiary. All material intercompany transactions and balances have been eliminated in the consolidation.

Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates. The Company’s most significant estimates relate to the valuation of the acquired trade name.

Foreign currency denominated transactions
Foreign currency denominated assets and liabilities are translated into U.S. dollars at the average exchange rate during the year and re-measured at the exchange rate at the consolidated balance sheet date. Revenues and expenses are translated at the average rates of exchange prevailing during the year. Foreign exchange re-measurement gains and losses for foreign currency denominated assets and liabilities of the Company are recorded in other income (expense) in the Company’s consolidated statement of income.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of December 31, 2019, cash and cash equivalents consist of cash with banks in checking and savings accounts and a PayPal account. The Company places its cash equivalents with high credit-quality financial institutions.

JFC TRAVEL GROUP CO. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentrations of Credit Risk
Financial instruments which potentially subject the Company to credit risk consist principally of cash and cash equivalents. The Company maintains substantially all of its cash balances at one domestic financial institution, which at times may exceed the Federal Deposit Insurance Corporation (“FDIC”) limits. Management believes that the financial risks associated with its cash and cash equivalents are minimal as the Company’s cash deposits are held at credit-worthy commercial banks.

Internal-use Software
The Company develops internal-use software as required to support its operations. Costs incurred to develop internal-use software during the application development stage are capitalized and reported at cost, subject to an impairment test. Application development stage costs generally include costs associated with software configuration, coding, installation, and testing. Costs of significant upgrades and enhancements that result in additional functionality are also capitalized whereas costs incurred for maintenance and minor upgrades and enhancements are expensed as incurred. Capitalized costs are amortized using the straight-line method over three years. The Company assesses the potential impairment of capitalized internal-use software whenever events or changes in circumstances indicate that the carrying value of the internal-use software may not be recoverable. As of December 31, 2019, there are no capitalized internal-use software costs.

Revenue Recognition
The Company derives all its revenues from subscription contracts. The Company determines the amount of revenue to be recognized through application of the following steps:

•	Identification of the contract, or contracts with a customer - the Company’s contracts with customers are subscription-based contracts.

•	Identification of the performance obligations in the contract – the Company searches bargain flights and provides gathered information to its customers;

•
Determination of the transaction price - the Company charges quarterly, semi-annual or annual fixed fees, depending on the contract term, in either United States dollars, Great Britain pounds or Euros;

•
Allocation of the transaction price to the performance obligations in the contract - the Company’s subscription contracts have one performance obligation; accordingly, there is no allocation required; and

•
Recognition of revenue when or as the Company satisfies the performance obligations - the Company amortizes subscription fees monthly and any unearned subscription fees are deferred at the balance sheet date.

The Company’s subscription services are non-refundable, except for the first 30-day period. The Company records a refund liability to account for potential refunds. Subscription revenue is recognized ratably over the contract term.

Advertising Costs
The Company expenses the costs of advertising as incurred. Advertising expenses consisted primarily of costs with social media and technology company and totaled $565,227 for the year ended December 31, 2019.

JFC TRAVEL GROUP CO. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Trade Name
The trade name is being carried at cost as an indefinite life intangible asset subject to periodic impairment reviews. No impairment charges have been recorded to date.

Long-lived Assets
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No such impairments have been identified to date.

Fair Value Measurements
GAAP defines fair value, establishes a consistent framework for measuring fair value and expands disclosure requirements about fair-value measurements. GAAP, among other things, requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. GAAP includes applying the fair value concept to (i) nonfinancial assets and liabilities initially measured at fair value in business combinations, (ii) reporting units or nonfinancial assets and liabilities measured at fair value in conjunction with goodwill impairment testing, (iii) other nonfinancial assets and liabilities measured at fair value in conjunction with impairment assessments and (iv) asset retirement obligations initially measured at fair value.

The statement contains a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring fair value. This framework defines three levels of inputs to the fair value measurement process and requires that each fair value measurement be assigned to a level corresponding to the lowest level input that is significant to the fair value measurement in its entirety. The three broad levels of inputs defined by the hierarchy are as follows:

•	Level 1 Inputs – quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date,

•
Level 2 Inputs – inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability and

•
Level 3 Inputs – unobservable inputs for the asset or liability. These unobservable inputs reflect the entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances (which might include the reporting entity’s own data).

Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement carrying amount. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development tax credit carry forwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

JFC TRAVEL GROUP CO. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considers all available evidence, including past operating results, estimates of future taxable income and the feasibility of tax planning strategies. In the event that the Company changes its determination as to the amount of deferred tax assets that is more likely than not to be realized, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

The Company follows the authoritative guidance regarding uncertain tax positions. This guidance requires that realization of an uncertain income tax position must be more likely than not (i.e., greater than 50% likelihood of receiving a benefit) before it can be recognized in the consolidated financial statements. The guidance further prescribes the benefit to be realized assumes a review by tax authorities having all relevant information and applying current conventions. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as income tax expense.

Recent Accounting Pronouncements
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605),” and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019, and is to be applied retrospectively, with early application permitted with the annual reporting period beginning after December 15, 2016, including interim periods within that reporting period. The Company has adopted this standard since the Company’s inception. Accordingly, there was no impact of adoption.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of adoption of this new standard on the consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. ASU 2018-13 is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. An entity is permitted to early adopt any removed or modified disclosures and delay adoption of the additional disclosures until their effective date. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

JFC TRAVEL GROUP CO. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – REVENUES AND CONTRACTS

The Company searches the internet for bargain flights, including hidden deals and errors, and provides the information to its members. The Company provides a free subscription with limited information provided to customers, and charges either a quarterly, semi-annual or annual fee for the Company’s premium membership, depending on the contract term.

The subscription fees are set at different currencies in EU, GBP and U.S. dollars, depending on location. The Company provides a 30-day money back guarantee and records an estimated refund liability. The amount of the accrued refund liability at December 31, 2019, was not material and is recorded as part of the deferred revenue balance in the accompanying consolidated balance sheet. All transactions are paid via credit card and PayPal transactions. Subscription fees are recorded at the gross subscription fee amount, and credit card and PayPal costs and fees are recorded separately as part of costs of revenues.

The Company’s performance obligations is a stand ready obligation to provide access to the premium application, top deal and weekend trip alerts to its members, over the term of the subscription.

The Company recognizes revenue over the period of the subscription as the Company’s customers simultaneously receive and consume the benefits of the subscription.

Deferred revenue was the only contract liability at December 31, 2019.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 1,000 shares of common stock with par value of $0.01, and has 500 shares of common stock issued and outstanding at December 31, 2019.

On December 31, 2018, the stockholders entered into a contribution agreement whereby (a) one of the two stockholders contributed 100% of all issued and outstanding shares of JFCC for 350 shares, and (b) the other stockholder contributed the trade name for Jack’s Flight Club Co. for 150 shares.

The Company determined that the acquisition of JFCC in 2018 was a common control transaction. Accordingly, the Company measured the assets and liabilities transferred from JFCC at their carrying amounts at the date of transfer.

The Company valued the trade name at $770,000, based on the fair market value of the stock issued to purchase the trade name.

NOTE 5 – RELATED PARTY TRANSACTIONS

In 2019, the Company paid $103,333 and $127,729 for services rendered by the Company’s stockholders and is classified as part of salaries and contractor’s expense, respectively. Likewise, the Company paid a salary of $91,167 to a relative of a stockholder.

JFC TRAVEL GROUP CO. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – INCOME TAXES

At December 31, 2019, the deferred tax liability of $161,700 consists of a timing difference related to the nontaxable trade name.

The provision for income tax for the year ended December 31, 2019 consists of (amount in thousands):

Current - Federal	$196
Deferred - Federal	206
$402

The difference between pre-tax income multiplied by the federal statutory rate in 2019 and the reported tax expense in the statement of income is principally due to foreign deemed intangible income.

There were no interest and penalties accrued in 2019.

The Company’s and the Company’s subsidiary’s tax returns since inception in 2018 and 2017, respectively, are subject to examination by federal and state taxing authorities.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 27, 2020, which is the date the consolidated financial statements were available to be issued.

On January 13, 2020, Travelzoo, a public company, entered into a Stock Purchase Agreement (SPA) with the Company and its stockholders for the purchase of up to 100% of the outstanding capital stock of the Company. Pursuant to the SPA, on January 13, 2020, the stockholders sold 60% of the shares to Travelzoo for an aggregate purchase price of $12,000,000 payable in cash and promissory notes. The promissory notes contain an interest rate of 1.6% per annum and a due date of January 31, 2020 with a one-time right to extend the maturity date up to April 30, 2020. The remaining 40% of the shares are subject to a call/put option exercisable by Travelzoo or the stockholders, as applicable, on or around January 1, 2021, subject to the terms and condition set forth in the SPA.

On March 11, 2020, the World Health Organization (WHO) declared the rapidly spreading Coronavirus outbreak a pandemic. The Coronavirus has spread to all countries in the world and has caused countries to announce travel bans and restrictions on their citizens as well as tourists from other countries. This could have a significant near-term impact on the Company’s results of operations and financial position.